                                                                     EXHIBIT 4.1

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF (COLLECTIVELY THE "SECURITIES") HAVE BEEN ACQUIRED FOR INVESTMENT ONLY AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO INTERSYSTEMS, INC. THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

                               INTERSYSTEMS, INC.

                   COMMON STOCK PURCHASE WARRANT CERTIFICATE
                               TO PURCHASE 00,000
                             SHARES OF COMMON STOCK

CERT. NO. ISI-1

         This Warrant Certificate certifies that          , residing at
or his registered assigns is the registered Holder (the "Holder") of 00,000 Common Stock Purchase Warrants (the "Warrants") to purchase shares of the common stock, $.01 Par value (the "Common Stock") of INTERSYSTEMS, INC., a Delaware corporation (the "Company"). This Warrant is issued pursuant to an exercise and exchange offer made by the Company on April 16, 1995 to the holders of certain common stock purchase warrants purchased from Chemical Bank.

         1.  EXERCISE OF WARRANT; REDEMPTION OF WARRANT.

             (A) Each Warrant enables the Holder, subject to the provisions of this Warrant Certificate to purchase from the Company at any time and from time to time commencing on the later of (i) January 15, 1996, or (ii) the date that the shares of Common Stock underlying the Warrants are approved for listing on the American Stock Exchange (the "Initial Exercise Date") one (1) fully paid and non-assessable share of Common Stock ("Shares") upon due presentation and surrender of this Warrant Certificate accompanied by payment of the purchase price of $1.50 per Share (the "Exercise Price"). The Warrant shall expire on June 30, 2000 (the "Expiration Date"). Payment shall be made in lawful money of the United States of america by certified check payable to the Company at its principal office at 8790 Wallisville Road, Houston, Texas 77029. As hereinafter provided, the Exercise Price and number of Shares purchasable upon the exercise of the Warrants may be subject to modification or adjustment upon the happening of certain events.

             (B) This Warrant Certificate is exercisable at any time on or after the Initial Exercise Date in whole or in part by the Holder in person or by attorney duly authorized in writing at the principal office of the Company.

             (C) The Warrants shall be redeemable, at the option of the Company, at a price of $.05 Per Warrant, upon not less than thirty (30) days' written notice to the Holder at such time as (i) the closing sales price of the Common Stock on the American Stock Exchange on each of 20 consecutive trading days is at least 200% of the Exercise Price then in effect, and (ii) the shares issuable upon exercise of the Warrants are registered pursuant to an effective registration statement under the Securities Act of 1933, as amended (hereinafter the "Act").

         2.  EXCHANGE, FRACTIONAL SHARES, TRANSFER.

             (A) Upon surrender to the Company, this Warrant Certificate may be exchanged for another Warrant Certificate or Warrant Certificates evidencing a like aggregate number of Warrants. If this Warrant Certificate shall be exercised in part, the Holder shall be entitled to receive upon surrender hereof another Warrant Certificate or Warrant Certificates evidencing the number of Warrants not exercised;

             (B) Anything herein to the contrary notwithstanding, in no event shall the Company be obligated to issue Warrant Certificates evidencing other than a whole number of Warrants or issue certificates evidencing other than a whole number of Shares upon the exercise of this Warrant Certificate; provided, however, that the Company shall pay with respect to any such fraction of a Share an amount of cash based upon the current public market value for Shares purchasable upon exercise hereof. Market price for the purpose of this Section 2 shall mean the last reported sale price on the American Stock Exchange or such primary exchange on which the Common Stock is traded.

             (C) The Company may deem and treat the person in whose name this Warrant Certificate is registered as the absolute true and lawful owner hereof for all purposes whatsoever; and

             (D) This Warrant Certificate may not be transferred except in compliance with the provisions of the Act or applicable state securities laws and in accordance with the provisions of Paragraph 8 hereof.

         3. RIGHTS OF A HOLDER. No Holder shall be deemed to be the Holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof or to give or withhold consent to any corporate action (whether upon any reorganization, issuance of stock, reclassification or conversion of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings or to receive dividends or subscription rights or otherwise until a Warrant shall have been exercised and the Common Stock purchasable upon the exercise thereof shall have become issuable.

         4. REGISTRATION OF TRANSFER. The Company shall maintain books for the transfer and registration of Warrants. Upon the transfer of any Warrants in accordance with the provisions of Section 2(D) hereof, (a "Permitted Transfer"), the Company shall issue and register the Warrants in the names of the new Holders. The Warrants shall be signed manually by the Chairman, Chief Executive Officer, President or any Vice President and the Secretary or Assistant Secretary of the Company. The Company shall transfer, from time to time, any outstanding Warrants upon the books to be maintained by the Company for such purpose upon surrender thereof for transfer properly endorsed or accompanied by appropriate instructions for transfer. Upon any Permitted Transfer, a new Warrant

Certificate shall be issued to the transferee and the surrendered Warrants shall be cancelled by the Company. Warrants may be exchanged at the option of the Holder, when surrendered at the office of the Company, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Shares. Subject to the terms of this Warrant Certificate, upon such surrender and payment of the purchase price at any time after the Initial Exercise Date, the Company shall issue and deliver with all reasonable dispatch to or upon the written order of the Holder of such Warrants and in such name or names as such Holder may designate, a certificate or certificates for the number of full Shares so purchased upon the exercise of such Warrants. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become the Holder of record of such Shares as of the date of the surrender of such Warrants and payment of the purchase price; provided, however, that if, at the date of surrender and payment, the transfer books of the Shares shall be closed, the certificates for the Shares shall be issuable as of the date on which such books shall be opened and until such date the Company shall be under no duty to deliver any certificate for such Shares; provided, further, however, that such transfer books, unless otherwise required by law or by applicable rule of any national securities exchange, shall not be closed at any one time for a period longer than 20 days. The rights of purchase represented by the Warrants shall be exercisable, at the election of the Holders, either as an entirety or from time to time for only part of the Shares at any time on or after the Initial Exercise Date.

         5. STAMP TAX. The Company will pay any documentary stamp taxes attributable to the initial issuance of the Shares issuable upon the exercise of the Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Shares in a name other than that of the Holder in respect of which such Shares are issued, and in such case the Company shall not be required to issue or deliver any certificate for Shares or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's satisfaction that such tax has been paid.

         6. LOST, STOLEN OR MUTILATED CERTIFICATES. In case this Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company may, in its discretion, issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the lost, stolen or destroyed Warrant Certificate, a new Warrant Certificate of like tenor representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction and an indemnity, if requested, also satisfactory to it.

         7. RESERVED SHARES. The Company warrants that there have been reserved, and covenants that at all times in the future it shall keep reserved, out of the authorized and unissued Common Stock, a number of Shares sufficient to provide for the exercise of the rights of purchase represented by this Warrant Certificate. The Company agrees that all Shares issuable upon exercise of the Warrants shall be, at the time of delivery of the certificates for such Shares, validly issued and outstanding, fully paid and non-assessable and that the issuance of such Shares will not give rise to preemptive rights in favor of existing stockholders.

   8.  TRANSFER TO COMPLY WITH THE SECURITIES ACT OF l933.

      (A) The Holder of this Warrant Certificate, each transferee hereof and any Holder and transferee of any Shares, by his acceptance thereof, agrees that
(a) the Warrants and any Shares have not been registered under the Act or applicable state securities laws (the "State Acts"), and therefore cannot be transferred or sold unless subsequently registered under the Act and applicable State Acts, or an exemption from registration is available, (b) no public distribution of Warrants or Shares will be made in violation of the Act, and (c) during such period as the delivery of a prospectus with respect to Warrants or Shares may be required by the Act, no public distribution of Warrants or Shares will be made in a manner or on terms different from those set forth in, or without delivery of, a prospectus then meeting the requirements of Section l0 of the Act and in compliance with applicable state securities laws. The Holder of this Warrant Certificate and each transferee hereof further agrees that if any distribution of any of the Warrants or Shares is proposed to be made by them otherwise than by delivery of a prospectus meeting the requirements of Section l0 of the Act, such action shall be taken only after submission to the Company of an opinion of counsel, reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed distribution will not be in violation of the Act or of applicable state law. Furthermore, it shall be a condition to the transfer of the Warrants that any transferee thereof deliver to the Company his written agreement to accept and be bound by all of the terms and conditions contained in this Warrant Certificate.

       (B) This Warrant or the Shares or any other security issued or issuable upon exercise of this Warrant may not be sold or otherwise disposed of except as follows:

            (1) To a person who, in the opinion of counsel for the Holder reasonably acceptable to the Company, is a person to whom this Warrant or Shares may legally be transferred without registration and without the delivery of a current prospectus under the Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Section (1) with respect to any resale or other disposition of such securities which agreement shall be satisfactory in form and substance to the Company and its counsel; provided that the foregoing shall not apply to any such Warrant, Shares or other security as to which such Holder shall have received an opinion letter from counsel to the Company as to the exemption thereof from the registration under the Act pursuant to Rule 144(k) under the Act; or

            (2) To any person upon delivery of a prospectus then meeting the requirements of the Act relating to such securities and the offering thereof for such sale or disposition.

            (C)  Each certificate for Shares issued
upon exercise of this Warrant shall bear a legend relating to the non-registered status of such Shares under the Act, unless at the time of exercise of this Warrant such Shares are subject to a currently effective registration statement under the Act.

         9.  ANTI-DILUTION PROVISIONS.

             (A)  Dividends; Reclassifications, etc.

         (i) In the event that the Company shall, at any time prior to the exercise of this Warrant declare or pay to the holders of the Common Stock a dividend payable in Common Stock or Convertible Securities (as hereinafter defined) of the Company, then the Exercise Price shall be subject to adjustment pursuant to subparagraph (C) of this Section 9.

         (ii) If, at any time after the date of issuance hereof, the Company shall subdivide its outstanding shares of Common Stock, combine the outstanding shares of Common Stock into a smaller number of shares, or issue by reclassification of its shares of Common Stock (including any reclassification in connection with a consolidation or merger in which the Company is the continuing corporation) any shares, the Exercise Price in effect at the time of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Holder of this Warrant exercising it after such time shall be entitled to receive the total number and kind of shares which bear the same proportion to the total immediately after such time as the proportion he would have owned and have been entitled to receive immediately prior to such time bore to the total immediately prior to such time.

         (iii) In the event that the Company shall, at any time prior to the exercise of this Warrant, (a) declare or pay to holders of Common Stock a dividend payable in any security of the Company other than Common Stock or Convertible Securities; (b) transfer its property as an entirety or substantially as an entirety to any other company; (c) make any distribution of its assets to holders of its Common Stock as a liquidation or partial liquidation dividend or by way of return of capital; or (d) undergo a merger or consolidation in which the Company is not the continuing corporation; then, upon the subsequent exercise of this Warrant, the Holder shall receive, in addition to or in substitution for the shares of Common Stock to which it would otherwise be entitled upon such exercise, such additional securities of the Company, or such shares of the securities or property of the Company resulting from such transfer, or such assets of the Company, or such shares of the securities or property of the continuing corporation in the event of such merger or consolidation, which it would have been entitled to receive had it exercised this Warrant prior to the happening of any of the foregoing events.

             (B) Notice. If, at any time while this Warrant is outstanding, the Company shall pay any dividend payable in cash or in Common Stock, shall offer to the holders of its Common Stock for subscription or purchase by them any shares of stock of any class or any other rights, or shall enter into an agreement to merge or consolidate with another corporation, the Company shall cause notice thereof to be mailed to the registered Holder of this Warrant at its address appearing on the registration books of the Company, at least l0 days prior to the record date as of which holders of Common Stock shall participate in such dividend, distribution or subscription or other rights or at least l0 days prior to the effective date of the merger or consolidation. Failure to give notice as required by this Section, or any defect therein, shall not affect the legality or validity of any dividend, distribution or subscription or other right.

             (C) Adjustments to Exercise Price. If at any time after the date of issuance hereof the Company shall grant or issue any shares of Common Stock, or grant or issue any rights or options for the purchase of, or stock or other Securities convertible into, Common Stock (such convertible stock or securities being herein collectively referred to as "Convertible Securities") other than:

          (i) shares issued in a transaction described in subparagraph (D) of this Section 9; or

          (ii) shares issued, subdivided or combined in transactions described in subsections (A)(ii) or (iii) of this Section 9;

for a consideration per share which is less than the Exercise Price, then the Exercise Price in effect immediately prior to such issuance or sale (the "Applicable Exercise Price") shall, and thereafter upon each issuance or sale, the Applicable Exercise Price shall, simultaneously with such issuance or sale, be adjusted, so that such Applicable Exercise Price shall equal a price determined by multiplying the Applicable Exercise Price by a fraction, the numerator of which shall be:

           (A) the sum of (x) the total number of shares of Common Stock outstanding immediately prior to such issuance plus (y) the number of shares of Common Stock which the aggregate consideration received, as determined in accordance with subparagraph (E) below for the issuance or sale of such additional Common Stock or Convertible Securities deemed to be an issuance of Common Stock as provided in subsection (F) below, would purchase (including any consideration received by the Company upon the issuance of any shares of Common Stock or Convertible Securities since the date the Applicable Exercise Price became effective not previously included in any computation resulting in an adjustment pursuant to this subsection (C)) at the Applicable Exercise Price; and the denominator of which shall be

           (B) the total number of shares of Common Stock outstanding (or deemed to be outstanding as provided in subsection (E)) immediately after the issuance or sale of such additional shares.

If, however, the Applicable Exercise Price thus obtained would result in the issuance of a lesser number of shares upon conversion than would be issued at the initial Exercise Price specified in Section 1, the Applicable Price shall be such initial Exercise Price.

         Upon each adjustment of the Exercise Price pursuant to this subsection
(C) the total number of shares of Common Stock purchasable upon the exercise of each Warrant shall be such number of shares (calculated to the nearest tenth) purchasable at the Applicable Exercise

Price multiplied by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the Exercise Price in effect immediately after such adjustment.

            (D) Anything in this Section 9 to contrary notwithstanding, no adjustment in the Exercise Price shall be made in connection with:

          (i) the grant, issuance or exercise or any Convertible Securities pursuant to the Company's qualified or non-qualified Employee Stock Option Plans or any other bona fide employee benefit plan or incentive arrangement, adopted by the Company's Board of Directors, as may be amended from time to time, or under any other bona fide employee benefit plan hereafter or incentive arrangement adopted by the Company's Board of Directors; or

          (ii) the issuance of any shares of Common Stock pursuant to the grant or exercise of Convertible Securities outstanding as of the date hereof including, without limitation, the exercise of any Warrant or conversion of any Preferred Stock issued in the same placement of securities to which this Warrant was issued by the Company, whether or not outstanding on the issuance date hereof.

            (E) For the purpose of subsection (C) above, the following provisions shall also be applied:

          (i) In case of the issuance or sale of additional shares of Common Stock for cash, the consideration received by the Company therefor shall be deemed to be the amount of cash received by the Company for such shares, before deducting therefrom any commissions, compensations or other expenses paid or incurred by the Company for any underwriting of, or otherwise in connection with, the issuance or sale of such shares.

          (ii) In case of the issuance of Convertible Securities, the consideration received by the Company therefore shall be deemed to be the amount of cash, if any, received by the Company for the issuance of such rights or Convertible Securities, plus the minimum amounts of cash and fair value of other consideration, if any, payable to the Company upon the exercise of such rights or options or payable to the Company on conversion of such Convertible Securities.

           (iii) In the case of the issuance of shares of Common Stock or Convertible Securities for a consideration in whole or in part, other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as reasonably determined in good faith by the Board of Directors of the Company (irrespective of accounting treatment thereof); provided, however, that if such consideration consists of the cancellation of debt issued by the Company, the consideration shall be deemed to be the amount the Company received upon issuance of such debt (gross proceeds) plus accrued interest and, in the case of original issue discount or zero coupon indebtedness, accreted value to the date of such cancellation, but not including any premium or discount at which the debt may then be trading or which might otherwise be appropriate for such class of debt.

           (iv) In case of the issuance of additional shares of Common Stock upon the conversion or exchange of any obligations (other than Convertible Securities), the amount of the consideration received by the Company for such Common Stock shall be deemed to be the consideration received by the Company for such obligations or shares so converted or exchanged, before deducting from such consideration so received by the Company any expenses or commissions or compensations incurred or paid by the Company for any underwriting of, or otherwise in connection with, the issuance or sale of such obligations or shares, plus any consideration received by the Company in connection with such conversion or exchange other than a payment in adjustment of interest and dividends. If obligations or shares of the same class or series of a class as the obligations or shares so converted or exchanged have been originally issued for different amounts of consideration, then the amount of consideration received by the Company upon the original issuance of each of the obligations or shares so converted or exchanged shall be deemed to be the average amount of the consideration received by the Company upon the original issuance of all such obligations or shares. The amount of consideration received by the Company upon the original issuance of the obligations or shares so converted or exchanged and the amount of the consideration, if any, other than such obligations or shares, received by the Company upon such conversion or exchange shall be determined in the same manner as provided in Sections
         (1) and (3) above with respect to the consideration received by the Company in case of the issuance of additional shares of Common Stock or Convertible Securities.

           (v)  In the case of the issuance of additional shares of Common
         Stock or Convertible Securities as a dividend, the aggregate number of shares of Common Stock or Convertible Securities issued in payment of such dividend shall be deemed to have been issued at the close of business on the record date fixed for the determination of stockholders entitled to such dividend and shall be deemed to have been issued without consideration; provided, however, that if the Company, after fixing such record date, shall legally abandon its plan to so issue Common Stock or said Convertible Securities as a dividend, no adjustment of the Applicable Exercise Price shall be required by reason of the fixing of such record date.

                (F)  For purposes of the adjustments provided for in subsection
(C) above, if at any time, the Company shall issue any Convertible Securities, the Company shall be deemed to have issued at the time of the issuance of such Convertible Securities the maximum number of shares of Common Stock issuable upon conversion of the total amount of such Convertible Securities.

                (G) On the expiration, cancellation or redemption of any Convertible Securities, the Exercise Price then in effect hereunder shall forthwith be readjusted to such Exercise Price as would have been obtained (a) had the adjustments made upon the issuance or sale of such expired, cancelled or redeemed Convertible Securities been made upon the basis of the issuance of only the number of shares of Common Stock theretofore actually delivered upon the exercise or conversion of such Convertible Securities (and the total consideration received therefor) and (b) had all subsequent adjustments been made only on the basis of the

Exercise Price as readjusted under this subsection (G) for all transactions (which would have affected such adjusted Exercise Price) made after the issuance or sale of such Convertible Securities.

         (H) Anything in this Section 9 to the contrary notwithstanding, no adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such Exercise Price; provided, however, that any adjustments which by reason of this subsection (H) are not required to be made shall be carried forward and taken into account in making subsequent adjustments. All calculations under this Section 9 shall be made to the nearest cent or to the nearest tenth of a share, as the case may be.

         (I) Upon any adjustment of any Exercise Price, then and in each such case the Company shall promptly deliver a notice to the registered Holder of this Warrant, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise hereof, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

       10. CONSOLIDATION OR MERGER. The Company covenants and agrees that it will not merge or consolidate with or into or sell or otherwise transfer all or substantially all of its assets to any other corporation or entity unless at the time of or prior to such transaction such other corporation or other entity shall expressly assume all of the liabilities and obligations of the Company under this Warrant and (without limiting the generality of the foregoing) shall expressly agree that the Holder of this Warrant shall thereafter have the right (subject to subsequent adjustment as nearly equivalent as practicable to the adjustments provided for in Section 9 of this Warrant) to receive upon the exercise of this Warrant the number and kind of shares of stock and other securities and property receivable upon such transaction by a Holder of the number and kind of shares which would have been receivable upon the exercise of this Warrant immediately prior to such transaction.

      11.  MISCELLANEOUS.

         (A) LAW TO GOVERN. This Warrant shall be governed by and construed in accordance with the substantive laws of the State of Texas, without giving effect to conflict of laws principles.

         (B) ENTIRE AGREEMENT. This Warrant Certificate constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions whether express or implied, oral or written. Neither this Warrant Certificate nor any portion or provision hereof may be changed, waived or amended orally or in any manner other than by an agreement in writing signed by the Holder and the Company.

         (C) NOTICES. Except as otherwise provided in this Warrant Certificate, all notices, requests, demands and other communications required or permitted under this Warrant Certificate or by law shall be in writing and shall be deemed to have been duly given, made and received only when delivered against receipt or when deposited in the United States mails, certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

      Company:       InterSystems, Inc.
                     8790 Wallisville Road
                     Houston, Texas  77029
                     Attn:  President

      Holder: At the address shown for the Holder in the registration book maintained by the Company.

         (D) SEVERABILITY. If any provision of this Warrant Certificate is prohibited by or is unlawful or unenforceable under any applicable law of any jurisdiction, such provision shall, as to such jurisdiction be in effect to the extent of such prohibition without invalidating the remaining provisions hereof; provided, however, that any such prohibition in any jurisdiction shall not invalidate such provision in any other jurisdiction; and provided, further that where the provisions of any such applicable law may be waived, that they hereby are waived by the Company and the Holder to the full extent permitted by law and to the end that this Warrant instrument shall be deemed to be a valid and binding agreement in accordance with its terms.

         IN WITNESS WHEREOF, InterSystems, Inc. has caused this Warrant Certificate to be signed by its duly authorized officers as of the 15th day of July, 1995.

                                             INTERSYSTEMS, INC.


                                             By:
                                                -------------------------------
                                                Name:  Herbert M. Pearlman
                                                Title: Chairman of the Board of
                                                                Directors

Attest:


-------------------------
David S. Lawi
Secretary

                                 PURCHASE FORM


To:  InterSystems, Inc.


                , l99___


  The undersigned hereby irrevocably elects to exercise the attached Warrant Certificate, Certificate No. ISI-_______, to the extent of _________ Shares of Common Stock, $.0l par value per share of INTERSYSTEMS, INC., and hereby makes payment of $________ in payment of the aggregate exercise price thereof.


                  INSTRUCTIONS FOR REGISTRATION OF SECURITIES


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